SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                -------------------------------------------------
                                 August 20, 2003


                        CEDAR MOUNTAIN DISTRIBUTORS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                  ---------------------------------------------
                 (State or other jurisdiction of incorporation)

             333-64840                                     91-2015441
     -------------------------                 ---------------------------------
     (Commission file number)                  (IRS employer identification no.)

      1236 East Frontier Lane, Olathe, Kansas                 66062
     ----------------------------------------               ----------
     (Address of principal executive offices)               (Zip code)


                                 (913) 782-3068
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                   This document contains a total of 2 pages.

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Item 1. Changes in Control of Registrant

         On August 20, 2003, the Registrant approved and closed on the sale of 10,000,000 shares of newly issued and restricted shares of common stock of the Registrant (the "Shares") for an aggregate purchase price of $20,000 in a private offering. The Shares represented approximately seventy-six percent (76%) of the total issued and outstanding shares of common stock of the Registrant immediately after the sale. The proceeds from the sale will be used to pay outstanding obligations of the Registrant and for working capital. Ms. Brenda Hall purchased the Shares with personal funds. In addition to the Shares, an affiliate of Ms. Hall owns 500 shares of the Registrant's common stock. Ms. Hall owns no other securities of the Registrant. The only Registrant security that is currently issued and outstanding is common stock.

         The Registrant is not aware of any other arrangements, the operation of which may, at a subsequent date, result in a change in control of the Registrant.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CEDAR MOUNTAIN DISTRIBUTORS, INC.




Date: August 22, 2003                         By    /s/ James R. Smith
                                                 -------------------------------
                                                   James R. Smith
                                                   President and Principal
                                                   Executive Officer

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